Exhibit 99.1
BROADPOINT.GLEACHER ANNOUNCES CORPORATE CHANGES
FIRM TO BE RENAMED GLEACHER & COMPANY
Robert Turner resigns as CFO, Jeffrey Kugler named Acting CFO
Company plans to reincorporate in Delaware
NEW YORK, New York, March 31, 2010 —Broadpoint Gleacher Securities Group, Inc. (NASDAQ: BPSG) today announced that its Board of Directors has voted to rename the Company “Gleacher & Company, Inc.” and to reincorporate in Delaware. The Company plans to submit these proposals to its shareholders at its 2010 Annual Meeting of Shareholders scheduled for May 27, 2010. In addition, the Company announced today that Jeffrey Kugler, the Controller of the Company’s principal broker-dealer subsidiary, Broadpoint Capital, Inc., has been named Acting Chief Financial Officer following the resignation of Robert Turner from the firm. The Company is conducting a search to find a permanent Chief Financial Officer and will consider both internal and external candidates.
Eric Gleacher, Chairman and Chief Executive Officer, said, “Our firm has grown substantially over the last two years and there continues to be unprecedented opportunities to further expand and grow. Our culture is based on teamwork and our team is clearly focused on capitalizing on the opportunities that exist in the market today.” Mr. Gleacher also said, “I want to offer my sincere thanks to Rob Turner for helping to build our finance and administrative functions. We wish him all the best with his future endeavors.”
Peter McNierney, President and Chief Operating Officer, said, “Growth in our advisory and capital markets origination businesses is key to our success in 2010 and over the long-term. The Gleacher name has been synonymous with high-quality investment banking services for over 30 years and is the strongest brand for us to unify under in marketing to our clients.”
Mr. Kugler has been Controller and Chief Operations Officer of Broadpoint Capital, Inc. since March 2008. He has over 20 years of experience in the securities and financial services industries. Mr. Kugler received his B.A. from Rutgers University and is a registered C.P.A. in the states of New York and New Jersey.

About Broadpoint.Gleacher
Broadpoint Gleacher Securities Group, Inc. (NASDAQ: BPSG) is an independent investment bank that provides corporations and institutional investors with strategic, research-based investment opportunities, capital raising, and financial advisory services, including merger and acquisition, restructuring, recapitalization and strategic alternative analysis services. The Company offers a diverse range of products through the Debt Capital Markets, Investment Banking and Broadpoint DESCAP divisions of Broadpoint Capital, Inc., its Equity Capital Markets subsidiary, Broadpoint AmTech, and FA Technology Ventures Inc., its venture capital subsidiary. For more information, please visit www.bpsg.com.
Forward Looking Statements
This press release contains “forward-looking statements.” These statements are not historical facts but instead represent the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. The Company’s forward-looking statements are subject to various risks and uncertainties, including the conditions of the securities markets, generally, and acceptance of the Company’s services within those markets and other risks and factors identified from time to time in the Company’s filings with the Securities and Exchange Commission. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in its forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements. The Company does not undertake to update any of its forward-looking statements.
ADDITIONAL INFORMATION AND WHERE TO FIND IT
This press release is not a substitute for the proxy statement that the Company intends to file with the SEC. In connection with the Company name change and reincorporation in Delaware, the Company will prepare a proxy statement for the Company’s shareholders. When completed, a definitive proxy statement and form of proxy will be filed with the SEC and mailed to the Company’s shareholders of record. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE ADVISED TO CAREFULLY READ THE PRELIMINARY PROXY STATEMENT AND THE DEFINITIVE PROXY STATEMENT, WHEN AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSALS TO BE ACTED UPON AT THE COMPANY’S ANNUAL MEETING. The Company’s stockholders may obtain a free copy of the preliminary proxy statement and the definitive proxy statement (when available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. The Company’s shareholders may also obtain a free copy of the preliminary proxy statement and definitive proxy statement (when available) and such other documents by visiting the Company’s website at www.bpsg.com under the heading “Investor Relations — Proxy” or by directing such request to Broadpoint Gleacher Securities Group, Inc., 12 East 49 th Street, 31 st Floor, New York, New York, 10017, Attn: Corporate Secretary.

The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed name change and reincorporation. Information concerning the Company and its directors and executive officers will be set forth in the Company’s proxy statement.
For Additional Information Please Contact:
Investor Contact
Peter McNierney
President and Chief Operating Officer
Broadpoint Gleacher Securities Group, Inc.
212.273.7100
Media Contact
Ray Young
Halldin Public Relations
916.781.0659
ray@halldinpr.com
mailto:ray@halldinpr.com